UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 26, 2013 (Date of earliest event reported)

Gas Natural Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-34585	27-3003768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 First Avenue South, Great Falls, Montana		59401
(Address of principal executive offices)		(Zip Code)

(800) 570-5688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Gas Natural Inc. (the “Company”) held its annual meeting of shareholders on June 26, 2013 at Lake Erie College in Painesville, Ohio. The matters voted on and the results of the vote are as follows:

Proposal 1

The following persons were elected to the Company’s board of directors to hold office until the 2014 annual meeting of shareholders or until their respective successors are elected and qualified:

	Number of Votes
	For	Withheld	Broker Non-Votes
W.E. ‘Gene’ Argo	2,311,757	199,483	4,794,770
Wade F. Brooksby	2,294,358	216,882	4,794,770
John R. ‘Jack’ Male	2,299,833	211,407	4,794,770
Gregory J. Osborne	2,277,697	233,543	4,794,770
Richard M. Osborne	2,303,509	207,731	4,794,770
Thomas J. Smith	2,360,765	150,475	4,794,770
Michael T. Victor	2,335,354	175,886	4,794,770

Proposal 2

The ratification of the appointment of ParenteBeard LLC as the Company’s independent auditor for the fiscal year ending December 31, 2013 received the following vote:

Number of Votes
For	Against	Abstain
7,085,229	106,741	114,190

Proposal 3

The advisory approval of the compensation of our named executive officers for 2012 received the following vote:

Number of Votes
For	Against	Abstain
2,098,189	255,103	158,098

Proposal 4

The frequency of submitting the compensation of our named executive officers to our shareholders for approval received the following vote:

Number of Votes
ONE Year	TWO Years	THREE Years	Abstain
2,139,806	97,105	127,628	146,851

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gas Natural Inc.

By:	/s/ Rebecca Howell
Name: Rebecca Howell
Title: Corporate Controller

Dated June 28, 2013

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